UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 19, 2016, Table Trac, Inc. held its annual shareholder meeting. The items voted on at the meeting and the results of such voting are set forth below:

(1)       The shareholders elected five directors to serve as members of the registrant’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chad Hoehne	1,568,455	201,163	1,612,700
Brian Hinchley	1,569,955	199,663	1,612,700
Steven A. Browne	1,769,368	250	1,612,700
Louis Fornetti	1,769,368	250	1,612,700
Gary Loebig	1,769,368	250	1,612,700

(2)       The shareholders approved a non-binding advisory resolution to approve the compensation of the registrant’s executive officers. There were 1,753,618 votes cast for the proposal, 16,000 votes cast against the proposal, and no votes abstained. There were 1,612,700 broker non-votes.

(3)       The shareholders ratified the appointment of Boulay P.L.L.P. as the registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2016. There were 3,307,222 votes cast for the proposal, 64,500 votes cast against the proposal, and 10,596 votes abstained. There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.:
(Registrant)

By:	/s/ Brian Hinchley
Brian Hinchley, CEO / CFO

Dated: October 24, 2016